Exhibit 99.1

ATEC Reports Fourth Quarter and Full Year 2020 Financial Results and Recent Corporate Highlights

•U.S. Revenue Grows 38% in Fourth Quarter and 30% for Full Year

•Revenue Growth Averages ~30% Over Past Eight Quarters

CARLSBAD, Calif., March 04, 2021 (GLOBE NEWSWIRE) -- Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter and year ended December 31, 2020, and recent corporate highlights.

Fourth Quarter and Full Year 2020 Financial Results

	Quarter Ended December 31, 2020	Year Ended December 31, 2020
Total revenues	$44.0 million	$144.9 million
U.S. revenue	$43.1 million	$141.1 million
U.S. gross margin	72.5%	72.5%
Operating expenses	$48.4 million	$161.4 million
Non-GAAP operating expenses	$40.4 million	$131.4 million
Operating loss	($17.0) million	($58.9) million
Non-GAAP adjusted EBITDA	($4.1) million	($10.4) million
Ending Cash Balance	$107.8 million

Recent Highlights

•	Expanded contribution from new products to 75% of Q4 U.S. revenue, up from 48% in Q4 2019;
•

Increased Q4 average U.S. revenue per case by 13% year-over-year, driven by continued strong performance from AlphaInformatiX and lateral interbody fusion (LIF), which includes Prone TransPsoas (PTP™);

•	Continued sales network transformation, resulting in 47% year-over-year revenue growth from strategic distribution in Q4;
•	Increased Q4 revenue per surgeon by 15% year-over-year;
•	Advanced clinical distinction with 11 new product launches in 2020, including the Q4 release of the novel PTP procedure, of which, well over 1,000 surgeries have been successfully performed;
•

Announced agreement and planned tender offer to acquire EOS imaging, S.A. (“EOS”), taking another significant step toward advancing ATEC clinical prowess with improved information from diagnosis to follow-up; and

•	Secured over $250 million of new capital through public and private placements of common stock to fully fund the acquisition of EOS and provide additional operating capital.

“It’s no accident that ATEC has averaged nearly 30% revenue growth over the past eight quarters,” said Pat Miles, Chairman and Chief Executive Officer. “We are committed to the intentional, methodical task of compelling surgeon adoption through clinical distinction and to evolving our increasingly exclusive sales footprint. We will continue expanding market share by remaining focused on the priorities that got us here. I am confident that the clinical prowess and relentless determination of our team, coupled with our expanding information-based technology platform, will allow us to continue to lead the industry in advancing spine surgery.”

Comparison of Selected GAAP and Non-GAAP Financial Results for the Fourth Quarter 2020 to Fourth Quarter 2019

Revenue from U.S. products for the fourth quarter 2020 was $43.1 million, up 38% compared to $31.1 million in the fourth quarter 2019. Revenue growth was generated primarily by increased surgeon adoption of new products and the continued evolution of the strategic distribution channel.

Gross profit and gross margin from U.S. products for the fourth quarter 2020 were $31.3 million and 72.5%, respectively, compared to $22.1 million and 71.1%, respectively, for the fourth quarter 2019. On a non-GAAP basis, excluding non-cash excess and obsolete charges, U.S. gross margin was 76.3% in the fourth quarter of 2020, compared to 78.1% in the fourth quarter 2019. Non-GAAP U.S. gross margin was impacted by product mix and amortization of SafeOp-related intangibles, which began amortizing in late 2019.

Total operating expenses for the fourth quarter 2020 were $48.4 million compared to $36.7 million in the fourth quarter 2019. On a non-GAAP basis, excluding stock-based compensation, litigation, restructuring, and transaction-related expenses, and a contingent consideration fair value adjustment in 2019, total operating expenses increased to $40.4 million from $29.2 million in 2019, reflecting increased selling costs from U.S. revenue growth, as well as increased investments in organic product development to support new product launches.

Non-GAAP adjusted operating loss, which excludes stock-based compensation, litigation, restructuring, and transaction-related expenses, a contingent consideration fair value adjustment in 2019 and excess and obsolescence charges, was $7.3 million for the fourth quarter 2020, compared to a loss of $4.8 million for the fourth quarter 2019.

Non-GAAP adjusted EBITDA, which excludes stock-based compensation, litigation, restructuring, and transaction-related expenses, a contingent consideration fair value adjustment in 2019 and excess and obsolescence charges was a loss of $4.1 million for the fourth quarter 2020, compared to a loss of $2.6 million in the fourth quarter 2019.

For more detailed information on non-GAAP calculations, please refer to the table, “Alphatec Holdings, Inc. Reconciliation of Non-GAAP Financial Measures,” that follows.

Cash and cash equivalents at December 31, 2020, were $107.8 million, with an additional $40.0 million available under the credit facility with Squadron Capital (the “Squadron facility”). Including gross proceeds from the December 2020 private placement, which closed in March 2021, pro forma cash and available cash at December 31, 2020, was approximately $280 million.

Current and long-term debt at face value as of December 31, 2020, includes $45 million in term debt under the Squadron facility.

Financial Outlook for the Full Year 2021

The Company continues to expect total revenue for the fiscal year ended December 31, 2021, to approximate $178 million, which includes U.S. revenue of approximately $176 million. Revenue guidance reflects expected U.S. revenue growth of approximately 25% compared to 2020, driven by continued launches of novel procedures and products and growing traction of the procedures and products released in 2020. Total revenue guidance contemplates the anticipated wind-down of the Company’s international supply agreement by August 2021. The Company expects to update guidance to reflect the positive impact of EOS imaging when that transaction closes, which is anticipated in second quarter 2021.

The Company remains subject to the potential and uncertain impact of the ongoing COVID-19 pandemic. If hospitals experience a surge in COVID-19 cases and defer elective procedures to preserve capacity, the Company’s ability to achieve these financial objectives may be adversely affected.

EOS Tender Offer

On or before March 5, 2021, ATEC expects to file a draft offer document with the French financial market authority, Autorité des marchés financiers (“AMF”), relating to its Tender Offer Agreement (the “Tender Offer Agreement”) with EOS to purchase all of the issued and outstanding ordinary shares (“EOS Shares”) and outstanding convertible bonds (“OCEANEs”), of EOS.

Subject to clearance by the French Ministry of the Economy and Finance and AMF, the Offer will consist of a cash tender offer price of €2.45 (or approximately $2.99) per EOS Share and €7.01 (or approximately $8.55) per OCEANE, respectively, for a total purchase price of approximately $117 million. Once approved, the Offer will be open for tender during an initial acceptance period of 25 Euronext Paris trading days. The obligation of ATEC or its affiliates to purchase EOS Shares and OCEANEs pursuant to the Offer is subject to the satisfaction or waiver of the condition that a number of EOS Shares and OCEANE have been validly tendered that would allow ATEC to acquire at least two-thirds of the share capital and voting rights of EOS on a fully diluted basis at the end of the acceptance period of the Offer. The settlement and delivery of the EOS Shares and OCEANEs tendered into the Offer will occur shortly after the end of the initial acceptance period of the Offer. The Offer will then reopen for a subsequent acceptance period of 10 Euronext Paris trading days.

If ATEC and / or its affiliates own 90% or more of EOS’ share capital and voting rights upon closing of the initial or subsequent offer acceptance period, ATEC shall implement a mandatory squeeze out on any remaining non-tendered EOS Shares pursuant to applicable French laws and regulations. A squeeze-out of the OCEANEs may also be implemented if ATEC and/or its affiliates own 90% or more of EOS Shares on an as-converted basis.

The transaction is expected to close in the second quarter of 2021.

Financing Matters

In connection with the proposed acquisition of EOS in December 2020, ATEC announced a definitive securities purchase agreement to raise $138 million in a private placement of common stock at a price of $11.11 per share. The private placement, which closed on March 1, 2021, generated net proceeds of approximately $132 million after placement fees.

Investor Conference Call

ATEC will present these via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast can be accessed by visiting the Investor Relations section of ATEC’s corporate website at https://investors.alphatecspine.com/investors.

To dial in to the webcast, please visit the following registration link: http://www.directeventreg.com/registration/event/8357697. Once registered, participants will be provided with access details and a registrant ID.

A replay of the webcast will remain available through the Investor Relations section of ATEC’s Corporate Website at https://investors.alphatecspine.com/investors for twelve months. In addition, a replay of the audiocast will be available beginning two hours after the call’s completion until April 11, 2021. The replay dial-in numbers are (800)585-8367 for domestic callers and (416)621-4642 for international callers. Please use the replay conference ID number 8357697.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP U.S. gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP Adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc. (ATEC), through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation Machine is focused on developing new approaches that integrate seamlessly with the SafeOp Neural InformatiX System to safely and reproducibly treat spine’s various pathologies and achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include references to the impact of the COVID-19 pandemic on the Company's business and financial results, references to the Company’s revenue and growth outlook, planned commercial launches, product introduction and surgeon adoption, salesforce revitalization and growth of strategic distribution network, the Company’s strategy in significantly repositioning the ATEC brand, turning the Company into a growth organization, creating future market disruption, the Company’s future ability to finance its operations and statements about the anticipated acquisition of EOS imaging, S.A. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the impact of COVID-19 pandemic on the Company's business and the economy; the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation asserted against the Company; and uncertainties and risks related to the proposed tender offer EOS Imaging, S.A. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

Jeff Black

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Revenue from U.S. products	$43,123	$31,143	$141,079	$108,242
Revenue from international supply agreement	831	1,209	3,782	5,185
Total revenues	43,954	32,352	144,861	113,427
Cost of revenues	12,563	10,145	42,360	35,833
Gross profit	31,391	22,207	102,501	77,594

Operating expenses:
Research and development	5,355	3,436	18,745	13,849
Sales, general and administrative	39,725	28,976	129,156	101,714
Litigation-related	3,045	4,122	8,552	8,549
Amortization of acquired intangible assets	172	172	688	698
Transaction-related	130	—	4,223	—
Restructuring	—	—	—	60
Total operating expenses	48,427	36,706	161,364	124,870
Operating loss	(17,036)	(14,499)	(58,863)	(47,276)
Other income (expense):
Interest and other expense, net	(3,700)	(2,899)	(12,374)	(9,865)
Loss on debt extinguishment	(6,057)	—	(7,612)	—
Total other expenses, net	(9,757)	(2,899)	(19,986)	(9,865)
Loss from continuing operations before taxes	(26,793)	(17,398)	(78,849)	(57,141)
Income tax provision	5	(361)	145	(239)
Loss from continuing operations	(26,798)	(17,037)	(78,994)	(56,902)
Loss from discontinued operations	—	6	—	(100)
Net loss	$(26,798)	$(17,031)	$(78,994)	$(57,002)

Net loss per share, basic and diluted:
Continuing operations	$(0.35)	$(0.28)	$(1.18)	$(1.09)
Discontinued operations	—	—	—	—
Net loss per share, basic and diluted	$(0.35)	$(0.28)	$(1.18)	$(1.09)

Shares used in calculating basic and diluted net loss per share	77,098	61,139	67,020	52,234

Stock-based compensation included in:
Cost of revenue	$138	$33	$512	$146
Research and development	632	209	2,114	752
Sales, general and administrative	4,202	3,148	15,033	10,058
	$4,972	$3,390	$17,659	$10,956

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash	$107,765	$47,113
Accounts receivable, net	23,527	16,150
Inventories, net	46,001	34,854
Prepaid expenses and other current assets	5,439	9,880
Withholding tax receivable from Officer	1,076	—
Current assets of discontinued operations	352	321
Total current assets	184,160	108,318

Property and equipment, net	36,670	19,722
Right-of-use asset	1,177	1,860
Goodwill	13,897	13,897
Intangibles, net	24,720	25,605
Other assets	541	493
Noncurrent assets of discontinued operations	58	53
Total assets	$261,223	$169,948

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,599	$7,772
Accrued expenses	35,231	26,416
Current portion of long-term debt	4,200	489
Current portion of lease liability	885	1,314
Current liabilities of discontinued operations	397	399
Total current liabilities	58,312	36,390

Total long term liabilities	49,428	66,324

Redeemable preferred stock	23,603	23,603
Stockholders' equity	129,880	43,631
Total liabilities and stockholders' equity	$261,223	$169,948

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating expenses	48,427	36,706	161,364	124,870
Adjustments:
Stock-based compensation	(4,834)	(3,357)	(17,147)	(10,810)
Contingent consideration fair value adjustment	—	—	—	(289)
Litigation-related expenses	(3,045)	(4,122)	(8,552)	(8,549)
Restructuring	—	—	—	(60)
Transaction-related expenses	(130)	—	(4,223)	—
Non-GAAP operating expenses	$40,418	$29,227	$131,442	$105,162

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating loss, as reported	$(17,036)	$(14,499)	$(58,863)	$(47,276)
Add back significant items:
Stock-based compensation	4,972	3,390	17,659	10,956
Contingent consideration fair value adjustment	—	—	—	289
Litigation-related expenses	3,045	4,122	8,552	8,549
Restructuring	—	—	—	60
Transaction-related expenses	130	—	4,223	—
Excess & obsolete charges	1,615	2,173	7,044	8,624
Adjusted operating loss	(7,274)	(4,814)	(21,385)	(18,798)

Operating loss, as reported	$(17,036)	$(14,499)	$(58,863)	$(47,276)
Depreciation	2,704	1,947	9,186	6,775
Amortization of intangible assets	441	277	1,763	803
EBITDA	(13,891)	(12,275)	(47,914)	(39,698)
Add back significant items:
Stock-based compensation	4,972	3,390	17,659	10,956
Contingent consideration fair value adjustment	—	—	—	289
Litigation-related expenses	3,045	4,122	8,552	8,549
Restructuring	—	—	—	60
Transaction-related expenses	130	—	4,223	—
Excess & obsolete charges	1,615	2,173	7,044	8,624
Adjusted EBITDA	$(4,129)	$(2,590)	$(10,436)	$(11,220)

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues by source	(unaudited)	(unaudited)	(unaudited)
Revenue from U.S. products	$43,123	$31,143	$141,079	$108,242
Revenue from international supply agreement	831	1,209	3,782	$5,185
Total revenues	$43,954	$32,352	$144,861	$113,427

Gross profit by source
Revenue from U.S. products	$31,282	$22,148	$102,248	$77,235
Revenue from international supply agreement	109	59	253	359
Total gross profit	$31,391	$22,207	$102,501	$77,594

Gross profit margin by source
Revenue from U.S. products	72.5%	71.1%	72.5%	71.4%
Revenue from international supply agreement	13.1%	4.9%	6.7%	6.9%
Total gross profit margin	71.4%	68.6%	70.8%	68.4%

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND GROSS MARGIN FROM U.S. PRODUCTS

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP-based gross profit from U.S. products	$31,282	$22,148	$102,248	$77,235
Add: non-cash excess and obsolete charges	1,615	2,173	7,044	8,624
Non-GAAP gross profit from U.S. products	$32,897	$24,321	$109,292	$85,859

GAAP-based gross margin from U.S. products	72.5%	71.1%	72.5%	71.4%
Add: non-cash excess and obsolete charges	3.7%	7.0%	5.0%	8.0%
Non-GAAP gross margin from U.S. products	76.3%	78.1%	77.5%	79.3%